SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                      Pursuant to Section 13 or 15(d)of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                February 27, 2003


                         ENTERTAINMENT PROPERTIES TRUST
             (Exact Name of Registrant as Specified in its Charter)


         Maryland                    1-13561                     43-1790877
----------------------------    ------------------------  ----------------------
(State or other jurisdiction    (Commission file number)        (IRS Employer
   of incorporation)                                      Identification Number)


          30 West Pershing Road, Suite 201, Kansas City, Missouri 64108
               (Address of Principal Executive Office) (Zip Code)

                                 (816) 472-1700
               Registrant's telephone number, including area code:


                                 Not Applicable
          (Former name or former address if changed since last report)

Item 5. OTHER EVENTS

     On February 27, 2003, a subsidiary of the Company issued $155.5 million in commercial mortgage pass-through certificates. The certificates have a weighted average interest rate of 5.65 percent and are payable on the basis of a 20-year amortization, with the principal balance due at maturity in 2013. The certificates are secured by first mortgages on 15 megaplex theatre properties located in Kansas, California, Louisiana, Florida, North Carolina, South Carolina, Virginia, Michigan, Illinois and Nebraska. The certificates were sold to institutional investors in a transaction under Rule 144A and Regulation S of the Securities and Exchange Commission. The Company received a total of $155.1 million in loan proceeds of which approximately $92 million was used to pay off existing mortgage indebtedness on the properties and $6.3 million was used to pay fees and expenses related to the transaction. The remaining $56.8 million in net proceeds will be used in the acquisition of additional megaplex theatre properties and other general corporate purposes.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits   Description of Exhibit
------------   ----------------------

10.21 Loan Agreement, dated February 27, 2003 among Flik, Inc., as Borrower, EPT DownREIT, Inc., as Indemnitor and Secore Financial Corporation as Lender.




SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ENTERTAINMENT PROPERTIES TRUST


                                     -------------------------------------------
Date:  March 4, 2003                 By  /s/ Fred L. Kennon
                                          Vice President, Treasurer and Chief
                                          Financial Officer